Oclaro Announces First Quarter Fiscal Year 2015 Financial Results
SAN JOSE, Calif., – November 4, 2014 – Oclaro, Inc. (Nasdaq: OCLR), a leading provider and innovator of optical communications solutions, today announced the financial results for its first quarter of fiscal year 2015, which ended September 27, 2014.

“Our revenue, gross margin and Adjusted EBITDA results for the first quarter came in at the high end of our guidance. Our performance for the first quarter demonstrates that our turnaround plan is working and delivering tangible results. We continue to make very good progress against our financial and commercial objectives,” said Greg Dougherty, Chief Executive Officer, Oclaro. “Also, as announced on October 27th, we completed the sale of our industrial and consumer business. The sale further streamlines our global footprint and allows us to focus on expanding our market leadership in 100G where we continue to see strong demand. We view the first quarter results as another positive step on our road to success.”

Results for the First Quarter of Fiscal 2015
Results for the first quarter of fiscal 2015 include a full quarter of the Company's industrial and consumer business.

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Revenues were $89.2 million for the first quarter of fiscal 2015, compared with revenues of $95.9 million in the fourth quarter of fiscal 2014. Industrial and Consumer revenue was $7.5 million for the first quarter of fiscal 2015.

•	GAAP gross margin was 16.1% for the first quarter of fiscal 2015, compared with a GAAP gross margin of 13.8% in the fourth quarter of fiscal 2014.

•
Non-GAAP gross margin was 16.5% for the first quarter of fiscal 2015, compared with a non-GAAP gross margin of 14.1% in the fourth quarter of fiscal 2014. The improvement resulted from reduced inventory charges and better factory utilization in the quarter.

•	GAAP operating loss was $17.5 million for the first quarter of fiscal 2015. This compares with a GAAP operating loss of $23.0 million for the fourth quarter of fiscal 2014.

•	Non-GAAP operating loss was $13.6 million for the first quarter of fiscal 2015, compared with a non-GAAP operating loss of $14.3 million in the fourth quarter of fiscal 2014.

•	GAAP net loss for the first quarter of fiscal 2015 was $20.4 million. This compares with a GAAP net loss of $24.0 million in the fourth quarter of fiscal 2014.

•	Adjusted EBITDA was negative $8.9 million for the first quarter of fiscal 2015, compared with negative $9.4 million in the fourth quarter of fiscal 2014.

•	Cash, cash equivalents, restricted cash, and short-term investments were $94.0 million at September 27, 2014.

Second Quarter Fiscal Year 2015 Outlook
The guidance for the quarter ending December 27, 2014, which includes approximately $2 million of revenue from the Company's industrial and consumer business, which sold on October 27, 2014 is:

•	Revenues in the range of $80 million to $88 million.

•	Non-GAAP gross margin in the range of 13% to 17%.

•	Adjusted EBITDA in the range of negative $10 million to negative $6 million.

The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of these risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets, depreciation and amortization, extraordinary items, as well as the expensing of stock options and restricted stock grants. We do not intend to update this guidance as a result of developments occurring after the date of this release.

Conference Call
Oclaro will hold a conference call to discuss financial results for the first quarter of fiscal year 2015 today at 2:00 p.m. PT/5:00 p.m. ET. To listen to the live conference call, please dial (913) 312-9308. A replay of the conference call will be available through November 18, 2014. To access the replay, dial (858) 384-5517. The passcode for the replay is 2553263. A webcast of this call and a supplemental presentation will be available in the investor section of Oclaro’s website at www.oclaro.com.

About Oclaro
Oclaro, Inc. (Nasdaq: OCLR), is a leader in optical components, modules and subsystems for the core optical, enterprise and data center markets. Leveraging more than three decades of laser technology innovation, photonics integration, and subsystem design, Oclaro’s solutions are at the heart of the fast optical networks and high-speed interconnects driving the next wave of streaming video, cloud computing, voice over IP and other bandwidth-intensive and high-speed applications. For more information, visit http://www.oclaro.com.

Copyright 2014. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the U.S. and other countries. Information in this release is subject to change without notice.

Safe Harbor Statement
This press release, in association with Oclaro’s first quarter fiscal year 2015 financial results conference call, contains statements about management’s future expectations, plans or prospects of Oclaro and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial targets and expectations and progress toward Oclaro’s target business model, including financial guidance for the fiscal quarter ending December 27, 2014 regarding revenue, non-GAAP gross margin and Adjusted EBITDA, (ii) the status of Oclaro’s restructuring plan, (iii) market interest in Oclaro’s 100G products, (iv) the impact of the recent acquisition by Ushio Opto of Oclaro’s industrial and consumer business and (v) Oclaro’s future financial performance and operating prospects. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” “model,” and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) our dependence on a limited number of customers for a significant percentage of our revenues, (ii) our ability to maintain strong relationships with certain customers, (iii) the effects of fluctuating product mix on our results, (iv) our ability to timely develop and commercialize new products, (v) competition and pricing pressure, (vi) our ability to meet or exceed our gross margin expectations, (vii) Oclaro’s ability to maintain or increase its cash reserves and obtain debt or equity-based financing on terms acceptable to it or at all, (viii) the future performance of Oclaro and its ability to effectively restructure its operations and business following the sale of its Zurich and Amplifier businesses in accordance with its business plan, (ix) our ability to respond to evolving technologies and customer requirements and demands, (x) our ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources than we do, (xi) our ability to effectively and efficiently transition to portions of our operations, (xii) our ability to timely capitalize on any increase in market demand, (xiii) the potential inability to realize the expected benefits of asset dispositions, (xiv) the sale of businesses which may or may not arise in connection with executing our restructuring plans, including without limitation the recent divestiture of Oclaro’s industrial and consumer business to Ushio Opto, (xv) our ability to reduce costs and operating expenses, (xvi) increased costs related to downsizing and compliance with regulatory and legal requirements in connection with such downsizing, (xvii) the risks associated with our international operations, (xviii) the impact of continued uncertainty in world financial markets and any resulting reduction in demand for our products, (xix) the outcome of tax audits or similar proceedings, (xx) the outcome of pending litigation against the company, and (xxi) other factors described in Oclaro’s most recent annual report on Form 10-K, quarterly report on Form 10-Q and other documents it periodically files with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this announcement. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Non-GAAP Financial Measures
Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss and Adjusted EBITDA is operating income/loss.

The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s “core operating performance” and its results of operations may look in the future. Oclaro defines “core operating performance” as its ongoing performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, income taxes, restructuring and severance programs, costs relating to specific major projects (such as acquisitions), non-cash compensation related to stock and options and certain income, purchase accounting adjustments related to the fair market value of acquired inventories, costs to outsource our back-end manufacturing activities, write-offs and expenses related to flooding in Thailand, including advance payments received from insurers, impairment of fixed assets and inventory and related expenses, are not included in Oclaro’s view of “core operating performance.” Management does not believe these items are reflective of Oclaro’s ongoing core operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Adjusted EBITDA
Adjusted EBITDA is calculated as operating income/loss excluding the impact of depreciation and amortization, restructuring, acquisition and related costs, non-cash compensation related to stock and options, purchase accounting adjustments related to the fair market value of acquired inventories, impairment of intangible assets and goodwill and certain other one-time charges and credits, including flood related advance payments received from insurers, impairment of fixed assets and inventory and related expenses, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Pete Mangan	Jim Fanucchi
Chief Financial Officer	Darrow Associates, Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

OCLARO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	September 27, 2014	June 28, 2014	September 28, 2013
	(Thousands, except per share amounts)
Revenues	$89,241	$95,911	$96,648
Cost of revenues	74,832	82,694	85,430
Gross profit	14,409	13,217	11,218
Operating expenses:
Research and development	13,913	15,083	18,087
Selling, general and administrative	15,414	13,993	20,950
Amortization of other intangible assets	418	421	424
Restructuring, acquisition and related expense, net	1,730	5,825	2,877
Impairment of goodwill, other intangible assets, and long-lived assets	—	584	—
Loss on sale of property and equipment	397	334	452
Total operating expenses	31,872	36,240	42,790
Operating loss	(17,463)	(23,023)	(31,572)
Other income (expense):
Interest income (expense), net	(104)	(114)	(553)
Gain (loss) on foreign currency transactions, net	(2,010)	(712)	1,777
Other income (expense), net	555	733	521
Total other income (expense)	(1,559)	(93)	1,745
Loss from continuing operations before income taxes	(19,022)	(23,116)	(29,827)
Income tax provision (benefit) (1)	954	(11,836)	302
Loss from continuing operations	(19,976)	(11,280)	(30,129)
Income (loss) from discontinued operations, net of tax (2)	(378)	(12,749)	63,407
Net income (loss)	$(20,354)	$(24,029)	$33,278
Basic and diluted net income (loss) per share:
Loss per share from continuing operations	$(0.19)	$(0.11)	$(0.33)
Income (loss) per share from discontinued operations	—	(0.12)	0.70
Basic and diluted net income (loss) per share	$(0.19)	$(0.23)	$0.37
Shares used in computing net income (loss) per share:
Basic	107,249	106,287	90,966
Diluted	107,249	106,287	90,966

(1) The three month period ending June 28, 2014 contains an income tax benefit of approximately $13.1 million relating to discontinued operations.
(2) Includes the corresponding tax provisions relating to the benefits described in note (1) of $13.1 million for the three month period ending June 28, 2014.

OCLARO, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
CONTINUING OPERATIONS
(Unaudited)

	Three Months Ended
	September 27, 2014	June 28, 2014	September 28, 2013
	(Thousands, except per share amounts)
Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$14,409	$13,217	$11,218
Outsource transition costs	—	49	496
Stock-based compensation in cost of revenues	330	255	252
Non-GAAP gross profit	$14,739	$13,521	$11,966
GAAP gross margin rate	16.1%	13.8%	11.6%
Non-GAAP gross margin rate	16.5%	14.1%	12.4%
Reconciliation of GAAP operating loss to non-GAAP operating loss and adjusted EBITDA:
GAAP operating loss	$(17,463)	$(23,023)	$(31,572)
Stock-based compensation	1,286	1,229	963
Amortization of intangible assets	418	421	424
Restructuring, acquisition and related costs	1,730	5,825	2,877
Impairment of goodwill, other intangible assets, and long-lived assets	—	584	—
Outsource transition costs	—	291	750
Loss on sales of property and equipment	397	334	452
Non-GAAP operating loss	$(13,632)	$(14,339)	$(26,106)
Depreciation expense	4,704	4,979	6,974
Adjusted EBITDA	$(8,928)	$(9,360)	$(19,132)
Reconciliation of GAAP loss to non-GAAP loss from continuing operations:
GAAP loss from continuing operations (3)	$(19,976)	$(11,280)	$(30,129)
Stock-based compensation	1,286	1,229	963
Amortization of intangible assets	418	421	424
Restructuring, acquisition and related costs	1,730	5,825	2,877
Impairment of goodwill, other intangible assets, and long-lived assets	—	584	—
Other (income) expense items, net	(555)	(733)	(521)
Outsource transition costs	—	291	750
(Gain) loss on foreign currency translation	2,010	712	(1,777)
Non-GAAP loss from continuing operations (3)	$(15,087)	$(2,951)	$(27,413)
Non-GAAP loss per share-continuing operations:
Basic	$(0.14)	$(0.03)	$(0.30)
Diluted	$(0.14)	$(0.03)	$(0.30)
Shares used in computing Non-GAAP loss per share-continuing operations:
Basic	107,249	106,287	90,966
Diluted	107,249	106,287	90,966

	Three Months Ended
	September 27, 2014	June 28, 2014	September 28, 2013
	(Thousands, except per share amounts)
Stock-based compensation for the above included the following:
Cost of revenues	$330	$255	$252
Research and development	332	338	246
Selling, general and administrative	624	636	465
Restructuring	—	—	—
Total	$1,286	$1,229	$963

Outsource transition cost for the above included the following:
Cost of revenues	$—	$49	$496
Research and development	—	242	248
Selling, general and administrative	—	—	6
Total	$—	$291	$750

(3) The three month period ending June 28, 2014 contains an income tax benefit of approximately $13.1 million relating to discontinued operations.

OCLARO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 27, 2014	June 28, 2014
	(Thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$89,309	$98,973
Restricted cash	4,658	5,055
Short-term investments	77	95
Accounts receivable	74,706	82,872
Inventories	71,099	71,099
Prepaid expenses and other current assets	42,230	45,275
Assets held for sale	16,927	—
Total current assets	299,006	303,369
Property and equipment, net	44,285	50,768
Other intangible assets, net	3,254	8,536
Other non-current assets	2,735	3,012
Total assets	$349,280	$365,685
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$60,492	$71,283
Accrued expenses and other liabilities	61,434	51,492
Capital lease obligations, current	4,756	5,387
Liabilities held for sale	10,228	—
Total current liabilities	136,910	128,162
Deferred gain on sale-leasebacks	10,010	10,711
Capital lease obligations, non-current	3,052	4,539
Other non-current liabilities	11,631	14,345
Total liabilities	161,603	157,757
Stockholders’ equity:
Preferred stock
Common stock	1,087	1,077
Additional paid-in capital	1,459,805	1,458,487
Accumulated other comprehensive income	44,639	45,864
Accumulated deficit	(1,317,854)	(1,297,500)
Total stockholders’ equity	187,677	207,928
Total liabilities and stockholders’ equity	$349,280	$365,685